Exhibit 99.1

                                            For Information
                                            Brent A. Collins
                                            303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES EXECUTIVE DEPARTURE

DENVER, February 12, 2008 – St. Mary Land & Exploration Company (NYSE: SM) today announces that David W. Honeyfield, Senior Vice President and Chief Financial Officer, will resign from the Company effective March 21, 2008 to pursue a new opportunity in the mining industry.  The Company has begun an external search to identify a replacement for the chief financial officer position.  Mr. Honeyfield has agreed to assist in the transition through the date of his resignation.

Tony Best, President and Chief Executive Officer, commented, “On behalf of the Board and employees of St. Mary, I want to thank Dave for his contributions to St. Mary’s success over the years.  His experience, wisdom, and character have contributed to making St. Mary the Company it is today.  We wish him the best of luck in his new endeavor.”